UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Varian Biopharmaceuticals

On April 2, 2024, Windtree Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and between the Company and Varian Biopharmaceuticals, Inc., a Florida corporation (“Varian”). Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.

Pursuant to the Asset Purchase Agreement, the Company purchased all of the assets of Varian’s business associated with a Licence Agreement, dated as of July 5, 2019, by and between Varian and Cancer Research Technology Limited (the “Licence Agreement”), including the Licence Agreement, all rights in molecules and compounds subject to the Licence Agreement, know-how and inventory of drug substance (the “Transferred Assets”). The Company also assumed all liabilities arising on or after April 2, 2024 (the “Closing Date”), relating to the research, development, manufacturing, registration, commercialization, use, handling, supply, storage, import, export or other disposition or exploitation of any and all products associated with the Transferred Assets.

In consideration of the purchase of the Transferred Assets, (i) on April 2, 2024, the Company issued a total of 5,500 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), to certain creditors of Varian and (ii) agreed to pay up to $2,300,000 in milestone payments upon the achievement of certain regulatory and clinical development milestones with the Company having the option to pay such milestone payments either in cash or the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Asset Purchase Agreement contains customary representations and warranties, covenants, closing conditions and indemnification provisions for a transaction of this nature, including, without limitation, confidentiality and non-compete undertakings by Varian.

Pursuant to the Asset Purchase Agreement, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware on April 2, 2024 for the purpose of establishing and designating the Series B Preferred Stock, as described further below under Item 5.03 of this Current Report on Form 8-K.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of such agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Securities Purchase Agreement and Convertible Notes

On April 2, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the buyers named therein (the “Buyers”). Pursuant to the Purchase Agreement, the Company agreed to sell senior convertible notes in an aggregate principal amount of $1.5 million (the “Notes”) for $1.5 million of gross proceeds (the “Notes Offering”). The Notes have an initial conversion price of $0.3603 (the “Notes Conversion Price”), which is subject to adjustment upon the occurrence of specified events to no lower than $0.0721, subject to any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving the Common Stock. The Company intends to use the net proceeds from the Notes Offering for general corporate purposes.

The Notes will be senior obligations of the Company. The Notes will accrue interest at a rate of 10.0% per annum, payable in arrears on the first calendar day of each calendar month, beginning on May 2, 2024, unless an event of default has occurred, upon which interest will accrue at 18.0% per annum. The Notes mature on January 2, 2025 unless earlier converted or redeemed (upon the satisfaction of certain conditions) (the “Maturity Date”).

The Company may, subject to certain conditions, redeem all, but not less than all, of the amount then remaining under the Notes in cash at a premium of 20% of the greater of (i) the amount then outstanding under the Notes, and (ii) the equity value of the Common Stock underlying the Notes, which is calculated using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date of notice of such redemption and ending on the date the Company makes the entire payment required pursuant to the Purchase Agreement. The Notes can also be redeemed by the Company under various other circumstances, such as a change of control, events of default, or at the option of the Buyer under limited circumstances, with any such redemption subject to the terms and conditions as set forth in the Notes.

The Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of Common Stock.

The Notes contain certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions and the transfer of assets, among other matters. The Notes also contain certain customary events of default, including, among other things, the failure to file and maintain an effective registration statement covering the Registerable Securities (as defined in the Registration Statement (defined below)), subject to certain exceptions.

The Company agreed to seek stockholder approval for the issuance of all of the shares of common stock issuable upon conversion of the Notes and the Preferred Shares (as defined below) in accordance with the rules and regulations of the Nasdaq Stock Market.

The Company additionally agreed that, subject to certain exceptions, without the consent of the holders holding at least a majority of the Registrable Securities (as defined below), for the period commencing on April 2, 2024 and ending on the date immediately following the 90th trading day after the Applicable Date (as defined in the Purchase Agreement) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended), any Convertible Securities (as defined in the Purchase Agreement), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”).

Subject to the limitations described in the Purchase Agreement, for so long as the Notes are outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (as defined in the Purchase Agreement). Additionally, the Purchase Agreement contains a participation right, which provides that, subject to certain exceptions, at any time on or prior to the fourth anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company complies with the notice procedures as outlined in the Purchase Agreement with respect to each Buyer, providing the opportunity for such Buyer to participate in such Subsequent Placement on a pro rata basis as described in the Purchase Agreement.

Registration Rights Agreement

On April 2, 2024, in connection with the Asset Purchase Agreement and Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Buyers. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the (i) shares of Common Stock underlying the Notes (the “Note Conversion Shares”), and (ii) shares of Common Stock underlying the Series B Preferred Stock (the “Preferred Conversion Shares,” and together with the Note Conversion Shares, the “Registrable Securities”), on or before the 30th calendar day following the Closing Date (as defined in the Purchase Agreement) and to cause such registration statement to be declared effective by the SEC on or before the 60th calendar day following the Closing Date, subject to limited exceptions described therein. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The Company has also agreed, among other things, to indemnify the Buyers, their directors, officers, shareholders, members, partners, employees, agents, advisors, representatives under the registration statement from certain liabilities and to pay all reasonable, other than underwriting discounts and commissions, incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing is only a summary of the material terms of the Asset Purchase Agreement, the Notes, the Purchase Agreement, the Registration Rights Agreement, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Asset Purchase Agreement, the Notes, the Purchase Agreement, and the Registration Rights Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 2.1, 4.1, 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the Notes and/or the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Notes Offering was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The Buyers have acquired the securities not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.03         Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Asset Purchase Agreement, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on April 2, 2024 for the purpose of establishing and designating the Series B Preferred Stock. The Certificate of Designation became effective on April 3, 2024.

General. The Certificate of Designation authorizes a total of 5,500 shares of Series B Preferred Stock (the “Preferred Shares”) with an initial conversion price of $0.3603 (the “Preferred Conversion Price”), which is subject to adjustment as provided in the Certificate of Designation to no lower than $0.0721. The Preferred Shares have a stated value of $1,000 per share (the “Stated Value”), which equal to an aggregate Stated Value of $5,500,000 as of the Closing Date. Each share of Series B Preferred Stock is initially convertible into 15,265 shares of Common Stock, subject to adjustment as provided in the Certificate of Designation. No fractional shares will be issued upon conversion; rather any fractional share will be rounded up to the nearest whole share.

Limitation on Beneficial Ownership. In all cases, conversion of the Series B Preferred Stock will be subject to a beneficial ownership limitation, which prevents the conversion of any portion of a holder’s Series B Preferred Stock if such conversion would cause the holder, together with its affiliates, to beneficially own more than 4.99% of the outstanding shares of Common Stock after giving effect to the conversion.

Voting Rights. Except as required by the Delaware General Corporation Law and the Certificate of Designation, the Series B Preferred Stock have no voting rights.

Dividends.

From and after April 2, 2024, each holder of a Preferred Share is entitled to receive dividends (“Dividends”), which Dividends shall be computed on the basis of a 360-day year and twelve 30-day months and shall increase the Stated Value of the Series B Preferred Stock on each Dividend Date (as defined in the Certificate of Designation).

Dividends on the Preferred Shares shall accrue at 10.0% per annum (the “Dividend Rate”) and be payable by way of inclusion of the Dividends in the Conversion Amount (as defined in the Certificate of Designation) on each Conversion Date (as defined in the Certificate of Designation) in accordance with the Certificate of Designation or upon any redemption in accordance with the Certificate of Designation or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Certificate of Designation). From and after the occurrence and during the continuance of any Triggering Event (as defined in the Certificate of Designation), the Dividend Rate shall automatically be increased to 18.0% per annum (the “Default Rate”).

Company Optional Redemption. The Preferred Stock allows for optional redemption by the Company on the Company Optional Redemption Date (as defined in the Certificate of Designation) in cash at a premium of 20% of the greater of (i) the amount of shares being redeemed and (ii) the equity value of the Common Stock underlying the Preferred Stock, which is calculated by using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date of notice of such redemption and ending on the date the Company makes the entire payment required pursuant to the Certificate of Designation.

Holder Optional Redemption. The Preferred Stock allows for optional redemption by the holder in the event of a Triggering Event, subject to the notice procedures as outlined in the Certificate of Designation. The Preferred Stock also allows for optional redemption by the holder at any time from and after the tenth business day prior to January 2, 2025 of all or any number of Preferred Shares held by such holder at a purchase price equal to the amount of shares being redeemed by delivery of written notice to the Company.

Anti-Dilutive Provisions. The Preferred Conversion Price is subject to adjustment upon the occurrence of specified events and subject to price-based adjustment in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving the Common Stock at a price below the then-applicable Preferred Conversion Price, as described in further detail in the Certificate of Designation.

Liquidation Preference. Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with the Certificate of Designation, shares of capital stock of the Company shall be junior in rank to the Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of the Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date or any other date requiring redemption or repayment of such shares of Junior Stock that is prior to the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

The foregoing description of the Series B Preferred Stock and Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

2.1*†	Form of Asset Purchase Agreement by and between Windtree Therapeutics, Inc. and Varian Biopharmaceuticals, Inc., dated April 2, 2024.

3.1	Certificate of Designation of Series B Preferred Stock

4.1	Form of 10% Convertible Note

10.1*	Form of Securities Purchase Agreement by and between Windtree Therapeutics, Inc. and the Buyers named therein, dated April 2, 2024.

10.2*	Form of Registration Rights Agreement, by and between Windtree Therapeutics, Inc. and the Buyers named therein, dated April 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
† Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 8, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
	Name:	Craig E. Fraser
	Title:	President and Chief Executive Officer